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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]      Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to ss.240.14a-12

                            U.S. PLASTIC LUMBER CORP.
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               (Name of Registrant as Specified In Its Purchaser)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11(c)(2).

(1)      Title of each class of securities to which transaction applies:


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(2)      Aggregate number of securities to which transaction applies:


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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:


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         (5)      Total fee paid:


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[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:


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(2)      Form, Schedule or Registration Statement No.:


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(3)      Filing Party:


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(4)      Date Filed:


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                                      LOGO

                                                 CONTACT: MARK S. ALSENTZER, CEO
                                                             JOHN W. POLING, CFO
                                                                    561-394-3511
MEDIA RELEASE

                       U.S. PLASTIC LUMBER CORP. ANNOUNCES
                      AN AGREEMENT TO SELL CLEAN EARTH INC.

FOR IMMEDIATE RELEASE:

BOCA RATON, FL, January 2, 2002 - U.S. Plastic Lumber Corp. (NASDAQ: "USPL"), announced today that its Board unanimously approved a signed Purchase Agreement to sell Clean Earth Inc. ("CEI"), its environmental services and recycling division, to New CEI, Inc. ("Purchaser"), a corporation recently formed by Founders Equity, an investment group headquartered in New York. The Purchase Price consists of the following: (a) $45 million in cash; (b) the retention of $5.5 million in debt in CEI; (c) the issuance of Junior Preferred Stock with a stated value of $5 million and a 5% PIK coupon; and (d) the issuance of warrants to purchase 4% of the Purchaser. In addition, USPL will retain certain assets of CEI with a current book value of approximately $4.5 million. The Purchase Price is subject to adjustment primarily based upon the amount of working capital and debt assumed at closing. The closing of this transaction will be subject to government approval, approval by the shareholders of USPL, consent from certain lenders, and other conditions. It is the intent of the parties to close this transaction by the end of February subject to meeting all conditions precedent to closing.

Mark S Alsentzer, USPL's Chief Executive Officer said, "We are satisfied with the deal terms we received on the sale of CEI and we will recommend our shareholders approve the transaction. We will use the proceeds to significantly reduce our debt, and by doing so, we anticipate the balance sheet and liquidity of USPL will be much improved. This, coupled with the on-going reorganization of our plastic operations, should position USPL to have an improved financial condition, which we believe will enable USPL to profitably grow its plastic business."

USPL also announced that it has signed a Forbearance Agreement with its Senior Lenders in connection with USPL's Senior Credit Facility. The Forbearance Agreement permits USPL to defer the principal payments on its term loan that were due September 30, 2001 and December 31, 2001, and allows USPL to continue to borrow and repay loans on its revolving credit facility. Under the terms of the Agreement, the Senior Lenders have agreed to take no action against USPL for not making the principal payment due September 30, 2001 and for violations of financial covenants as of that date.

Certain statements and information included in this press release constitute "forward looking statements" contained within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements". Such statements are subject to certain risks and uncertainties, including but not limited to risks associated with our credit facilities and liquidity, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, the affects of rapid growth upon the Company and the ability of management to effectively respond to such growth, demand for products and services of the

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Company, newly developing technologies, the Company's ability to compete, regulatory matters, protection of the Company's proprietary technology, the effects of competition from entities with greater financial resources than that possessed by the Company and shareholder dilution. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussions of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings.

                        IMPORTANT NOTICE TO STOCKHOLDERS

         U.S. Plastic Lumber Corp. (USPL) will be filing a preliminary proxy statement and definitive proxy statement with the Securities and Exchange Commission in connection with the sale of its wholly-owned subsidiary, Clean Earth, Inc.

         STOCKHOLDERS OF USPL ARE URGED TO READ USPL'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE SALE OF CLEAN EARTH, INC.

         USPL intends to mail the definitive proxy statement to its stockholders of record in January or February 2002 soliciting the stockholders' approval of the sale of Clean Earth, Inc. at the special meeting of the stockholders that USPL intends to hold in February 2002. At the same time, investors and security holders may obtain a free copy of the preliminary proxy statement and definitive proxy statement, and any other relevant documents filed by USPL with the Securities and Exchange Commission, when they become available at the website of the Securities and Exchange Commission (www.sec.gov). Further, stockholders can obtain USPL's notice of the special meeting and the definitive proxy statement, when they become available, for free from USPL by contacting Bruce C. Rosetto at 561-394-3511.

         USPL and certain of USPL's executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of USPL in favor of the sale of Clean Earth, Inc. The executive officers and directors of USPL who may be participants in the solicitation of proxies in connection with the sale of Clean Earth, Inc. have not been determined as of the date of this press release. A description of the interests of USPL's executive officers and directors in USPL, as of the date of such filing, is set forth in USPL's definitive proxy statement for the annual meeting of stockholders held on May 31, 2001. Investors and security holders may obtain more current information regarding the direct and indirect interests of USPL's executive officers and directors by reading the preliminary proxy statement and the definitive proxy statement in connection with the sale of Clean Earth, Inc. when such documents become available.

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